UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SPECIAL VALUE OPPORTUNITIES FUND, LLC
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SPECIAL VALUE OPPORTUNITIES FUND, LLC

2951 28th Street, Suite 1000
Santa Monica, California 90405

January   , 2013

Dear Shareholder:

The Board of Directors (the "Board") of Special Value Opportunities Fund, LLC, a Delaware limited liability company (the "Fund"), is soliciting your consent on behalf of the Fund.  The notice of action by written consent and the consent solicitation statement accompanying this letter discuss in more detail the proposals for which we are requesting your consent.

The term of the Fund is set to expire on July 13, 2014, subject to two one-year extensions if requested by Tennenbaum Capital Partners, LLC ("TCP"), the Fund's investment adviser, and approved by a majority of the outstanding common limited liability company interests of the Fund (the "Common Shares") and the Series Z Preferred Shares of the Fund (collectively with the Common Shares, the "Shares"), voting as a single class.  TCP has requested that the term of the Fund be extended to July 13, 2016.  The Board has considered this request and believes that the extension is in the best interests of shareholders. The Board has unanimously approved extending the Fund's term to July 13, 2016 (the "Term Extension Proposal") and urges you to consent to the Term Extension Proposal as well.

Unfortunately, on November 18, 2012, Phillip L. Williams, a director of the Fund, passed away. The Board extends its deepest condolences to Mr. Williams' family.  To replace Mr. Williams, the Board seeks shareholder approval of a nominee to the Board. At a meeting of the Board held on December 13, 2012, the Board unanimously appointed M. Freddie Reiss as a Director effective December 13, 2012 and approved the nomination of Mr. Reiss on behalf of the Fund (the "Board Nominee"), for election by the Fund’s shareholders. The Board has reviewed the qualifications and background of the Board Nominee and believe that his election by the shareholders is in your best interests (the "Board Nominee Proposal," and together with the Term Extension Proposal, the "Proposals").

Enclosed for your vote is a consent card.  It is important that you be represented in this action by written consent. Please complete, sign, date and return your consent card to us promptly by emailing it to us at investor.relations@tennenbaumcapital.com, faxing it to us at (310) 566-1010 or returning it in the enclosed, postage-prepaid envelope at your earliest convenience. Your vote is very important to us. I urge you to submit your consent card as soon as possible.

If you have any questions about the Proposals, please contact our Global Investor Relations team at 310-566-1003 or investor.relations@tennenbaumcapital.com.

Sincerely,

/s/ Mark K. Holdsworth
Mark K. Holdsworth
Chief Executive Officer of the Fund

IMPORTANT INFORMATION
FOR FUND MEMBERS

While we encourage you to read the full text of the enclosed consent solicitation statement, for your convenience we have provided a brief overview of the matters to be voted on.

Questions and Answers

Q:	Why am I being asked to approve the Proposals?

A:
Term Extension Proposal.  Pursuant to the Fund's Second Amended and Restated Operating Agreement, dated as of July 12, 2004 (the "Operating Agreement"), the term of the Fund is set to expire on July 13, 2014, subject to two one-year extensions if requested by TCP and approved by a majority of the outstanding Shares.  TCP has requested that the term of the Fund be extended to July 13, 2016 pursuant to this authority.  If the extension is approved, TCP has agreed to reduce the Fund's annual management and advisory fee in three phases, beginning January 1, 2014 as more fully described in the enclosed consent solicitation statement.  The Board, including the members of the Board that are not "interested persons" as defined in the Investment Company Act of 1940 (the "Independent Directors"), believes that an extension of the Fund's term is in the best interests of the Fund and its shareholders.  In determining that the Proposal is in the best interests of shareholders, the Board, including the Independent Directors, considered a number of factors, including, but not limited to, the recent investment performance of the Fund, the nature of the Fund's assets, the potential of the Fund continuing to benefit from maturity or a more complete valuation recovery of certain private or controlled investments that are relatively illiquid, the potential timing and difficulty of disposition of these assets and the decrease in the annual management and advisory fee.

Board Nominee Proposal.  The Board believes that it is in the best interests of shareholders to maintain the same composition of Directors as it previously had, four members of the Board, three of which that are Independent Directors.  Mr. Reiss has been appointed by the Board as an Independent Director and nominated by the Board for election by the shareholders as an Independent Director.

Q:	Will the nature or level of services that TCP provides be decreased or modified in any manner as a result of the annual management and advisory fee reduction pursuant to the Term Extension Proposal?

A:
No.  The nature and level of services provided by TCP will stay the same regardless of whether the annual management and advisory fee is reduced. It should be noted that while Michael E Tennenbaum plans to continue to serve as Senior Managing Partner of TCP and as a member of the Fund's Investment Committee, he will cease to be a voting member of the Fund's Investment Committee and an officer of the Fund in 2013.  Mark K. Holdsworth, Michael E. Leitner, Howard M. Levkowitz, Richard E. Spencer II and Rajneesh Vig will continue to serve as voting members of the Fund’s Investment Committee.

Q:	Why am I receiving the consent solicitation statement?

A:
You are receiving the consent solicitation statement and enclosed consent card because, as of January     , 2013, the record date for this action by written consent, you owned Shares.  Only holders of record as of the close of business on January     , 2013 will be entitled to vote those Shares by written consent.  The consent solicitation statement describes in detail the Proposals on which we would like you, as a shareholder, to vote.  It also provides you with important information about the Proposals to enable you to make an informed decision as to whether to vote your Shares for the matter described herein.

Q:	Why did the Board approve the Term Extension Proposal?

A:
The Board examined a number of factors before unanimously approving the Term Extension Proposal, as listed above and further discussed in the consent solicitation statement.  The Board has determined that extending the term of the Fund to July 13, 2016 is in the best interests of the Fund and its shareholders.  Details regarding the Board's considerations and recommendation with respect to the Term Extension Proposal are in the enclosed consent solicitation statement.

Q:	How will a consent to the Term Extension Proposal affect shareholders?

A:
If the shareholders consent to the Term Extension Proposal, the Operating Agreement will be amended so that the term of the Fund will extend to July 13, 2016 rather than July 13, 2014.  During the extension

i

period, holders of Series Z Preferred Shares will continue to benefit from preferential quarterly distributions and holders of Common Shares will continue to receive distributions of the Fund's net profits and capital as dispositions are made and the proceeds are not needed for the orderly wind-up of the Fund.  Shareholders may receive complete payment for the interests more slowly and may receive a greater or lesser amount, depending on the performance of the Fund during the extension period.  In addition, Common Shares will continue to be subject to the expenses of the Fund, including investment advisory fees payable to TCP. However, if the Term Extension Proposal is approved, TCP has agreed to reduce the Fund's annual management and advisory fee in three phases, beginning January 1, 2014 thereby decreasing the expenses of the Fund.

Q:	What happens if the Term Extension Proposal is not approved?

A:
If shareholders of the Fund do not approve the Term Extension Proposal, pursuant to the Operating Agreement, the Fund will begin to exit its positions prior to July 13, 2014 and will liquidate the Fund on July 13, 2014 and the Fund's annual management and advisory fee will not be reduced.  Upon liquidation, the Fund will redeem all Series Z Preferred Shares in accordance with the Statement of Preferences of such Shares and make distributions in cash, in kind, or partly in cash and partly in kind as TCP, under the supervision of the Board, may, in its sole discretion, determine to holders of Common Shares, in each case following the payment or reservation for payment of all liabilities of the Fund ranking senior to such Shares.  A distribution in kind could include interests in a liquidating trust.

Q:	What vote is required to approve the Proposals?

A:
The Term Extension Proposal requires approval of a majority of the outstanding Common Shares and the Series Z Preferred Shares, entitled to vote and voting as a single class.  The Board Nominee Proposal requires approval of a plurality of the Common Shares and the Series Z Preferred Shares, entitled to vote and voting as a single class.

Q:	How does the Board recommend that I vote?

A:
The Board has reviewed the Proposals and believes that approval of the Proposals are in the best interests of the shareholders. The Board has approved the Proposals, believes that they are in your best interests and recommends that you "CONSENT" to the Proposals.

Q:	How many votes do I have?

A:
Each Share is entitled to one vote. If you properly execute and timely return a consent card using the enclosed postage-paid envelope to mail your consent card, emailing your consent to us at investor.relations@tennenbaumcapital.com, or faxing your consent to (310) 566-1010, your consent will apply to each Share and fractional Share you hold as of the record date.

Q:	Will my vote make a difference?

A:
Your vote is very important and can make a difference in the governance and management of the Fund, no matter how many Shares you own. We encourage all shareholders to participate in the governance of their Fund.

Q:	Is the Fund paying for the cost of the consent solicitation statement?

A:
The costs associated with the consent solicitation statement, including the mailing and the consent solicitation costs, will be borne by the Fund. Additional out-of-pocket costs, such as legal expenses and auditor fees, incurred in connection with the preparation of the consent solicitation statement, also will be borne by the Fund.

Q:	How do I vote my Shares?

A:	You may use the enclosed postage-paid envelope to mail your consent card, you may email your consent to us at investor.relations@tennenbaumcapital.com, or you may fax your consent to (310) 566-1010.

Q:	Whom do I call if I have questions?

A:	If you need more information, or have any questions about voting, please contact our Global Investor Relations team at 310-566-1003 or investor.relations@tennenbaumcapital.com.

Please vote now. Your vote is important.

To avoid the wasteful and unnecessary expense of further solicitation, we urge you to indicate your voting instructions on the consent card(s), date and sign it and promptly return it by emailing it to us at investor.relations@tennenbaumcapital.com, faxing it to us at (310) 566-1010 or returning it in the postage-prepaid envelope provided, no matter how large or small your holdings may be.  Abstentions will be a vote against the Term Extension Proposal.  Because the Fund requires a plurality of votes to elect the Board Nominee, abstentions, if any, will not have an effect on the outcome of the Board Nominee Proposal.

January     , 2013

NOTICE OF ACTION BY WRITTEN CONSENT

The Board of Directors of Special Value Opportunities Fund, LLC, a Delaware limited liability company (the "Fund"), is soliciting your consent on behalf of the Fund in connection with the proposal to amend the Fund's Second Amended and Restated Operating Agreement, dated as of July 12, 2004, to extend the term of the Fund to July 13, 2016, (the "Term Extension Proposal") and the proposal for the shareholders to elect the nominee to the Board of Directors of the Fund (the "Board Nominee Proposal," and together with the Term Extension Proposal, the "Proposals"), each as more fully described in the accompanying consent solicitation statement.

To approve the Term Extension Proposal, the Fund requires the consent of a majority of the outstanding common limited liability company interests of the Fund (the "Common Shares") and Series Z Preferred Shares (collectively with the Common Shares, the "Shares"), entitled to vote and voting as a single class.  To approve the Board Nominee Proposal, the Fund requires approval of a plurality of the outstanding Common Shares and Series Z Preferred Shares, entitled to vote and voting as a single class.

Your Board recommends that you "CONSENT" to each of the Proposals.

Shareholders of record of the Fund as of the close of business on January      , 2013 are entitled to vote on the Proposals.  Please cast your vote by promptly completing, signing, and returning the enclosed consent card by emailing it to us at investor.relations@tennenbaumcapital.com, faxing it to us at (310) 566-1010 or returning it in the enclosed postage-prepaid envelope.

If you have any questions about the Proposals, please contact our Global Investor Relations team at 310-566-1003 or investor.relations@tennenbaumcapital.com.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN CONSENT EASILY AND QUICKLY BY EMAIL, FAX OR MAIL. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. PLEASE HELP AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!

By Order of the Board of Directors,

/s/ Mark K. Holdsworth
Mark K. Holdsworth
Chief Executive Officer of the Fund

Schedules
Schedule A	–	Form of First Amendment to Second Amended and Restated Operating Agreement of Special Value Opportunities Fund, LLC

v

ACTION BY WRITTEN CONSENT

January     , 2013

CONSENT SOLICITATION STATEMENT

This consent solicitation statement (this "Consent Solicitation Statement") is furnished in connection with the solicitation of consents by the Board of Directors (the "Board") of Special Value Opportunities Fund, LLC (the "Fund").  The consents are solicited of shareholders of the Fund.  For simplicity, this Consent Solicitation Statement sometimes uses the terms "we," "us" or "our" to include the Fund, uses the term "Common Shares" to include common limited liability company interests of the Fund, uses the term "Shares" to include Common Shares and the Series Z Preferred Shares of the Fund, and uses the term "shareholders" to include holders of Shares.

Distribution to shareholders of this Consent Solicitation Statement and the accompanying materials will commence on or about January      , 2013.

Shareholders of record of the Fund as of the close of business on January      , 2013 (the "Record Date") are entitled to notice of and to take action by written consent.  Shareholders of the Fund are entitled to one vote for each Share held.

Please promptly sign, date and return the consent card you receive by emailing it to us at investor.relations@tennenbaumcapital.com, faxing it to us at (310) 566-1010 or returning it in the enclosed postage-prepaid envelope.

All properly executed consent cards received prior to the effective date of the Proposals will be voted. The effective date of the Proposals is the date on which we receive signed consents from a number of shareholders sufficient to approve the Proposals.  On the matter for which a consent is solicited and a shareholder has specified a choice on that shareholder's consent card, the Shares will be voted accordingly.  If a consent card is properly executed and returned and no choice is specified with respect to the Proposals, the Shares will be deemed to "CONSENT" to each Proposal. Shareholders who execute consent cards may revoke them with respect to each Proposal at any time before the effective date of the Proposals by filing with the Fund a written notice of revocation (addressed to the Secretary of the Fund at the principal executive offices of the Fund at the address below).

A copy of the Fund's Annual Report for the fiscal year ended December 31, 2011 accompanies this Consent Solicitation Statement. You may also obtain copies by emailing investor.relations@tennenbaumcapital.com, writing the Fund at 2951 28th Street, Suite 1000, Santa Monica, California 90405, Attention: Investor Relations or by calling our Global Investor Relations team at (310) 566-1003. Copies of annual and semi-annual reports of the Fund are also available on the EDGAR Database on the Securities and Exchange Commission’s website at www.sec.gov.

The Securities and Exchange Commission has not passed upon the adequacy of this Consent Solicitation Statement. Any representation to the contrary is a criminal offense.

Please note that only one annual report or Consent Solicitation Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or this Consent Solicitation Statement or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

YOUR VOTE IS IMPORTANT

To avoid the wasteful and unnecessary expense of further solicitation, we urge you to indicate voting instructions on the enclosed consent card(s), and date, sign and return it promptly by emailing it to us at investor.relations@tennenbaumcapital.com, faxing it to us at (310) 566-1010 or returning it in the postage-paid envelope provided, no matter how large or small your holdings may be. If you submit a properly executed consent card but do not indicate how you wish your Shares to be voted, your Shares will be deemed to "CONSENT" to each Proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
CONSENT SOLICITATION MATERIALS

The Consent Solicitation Statement is available on the password-protected investor portal at:

http://www.tcpinvestor.com/

and on the EDGAR Database on the Securities and Exchange Commission’s website at:

 www.sec.gov

PURPOSE OF THE ACTION BY WRITTEN CONSENT

Term Extension Proposal.  Pursuant to the Fund's Second Amended and Restated Operating Agreement, dated as of July 12, 2004 (the "Operating Agreement"), the term of the Fund is set to expire on July 13, 2014, subject to two one-year extensions if requested by the Fund's investment adviser, Tennenbaum Capital Partners, LLC ("TCP") and approved by a majority of the outstanding Shares.  TCP has requested that the term of the Fund be extended to July 13, 2016 pursuant to this authority.  If the extension is approved, TCP has agreed to reduce the Fund's annual management and advisory fee in three phases, beginning January 1, 2014.  The Board, including the members of the Board that are not "interested persons" as defined in the Investment Company Act of 1940 (the "Independent Directors"), has reviewed TCP's request to extend the term of the Fund and has determined that an extension of the Fund's term is in the best interests of the Fund and its shareholders.

Board Nominee Proposal.  The Board believes that it is in the best interests of shareholders to maintain the same composition of Directors as it previously had, four members of the Board, three of which that are Independent Directors.  Due to the unfortunate loss of Phillip L. Williams, the Board was left with one vacancy.  Mr. Reiss has been unanimously appointed by the Board as an Independent Director and nominated by the Board for election by the shareholders as an Independent Director.

Voting Securities

You may vote your Shares by written consent only if you were a shareholder of record at the close of business on January      , 2013, the Record Date. As of the close of business on the Record Date, the Fund had 36,509.096 Common Shares outstanding and 400 Series Z Preferred Shares outstanding.

PROPOSAL 1 — CONSENT TO AMEND THE OPERATING AGREEMENT
TO EXTEND TERM OF THE FUND TO JULY 13, 2016

The Fund

Special Value Opportunities Fund, LLC, or the Fund, was formed by its sole initial member on February 18, 2004 as a limited liability company under the laws of the State of Delaware. On July 13, 2004, the Fund filed a registration statement on Form N-8A with the Securities and Exchange Commission (the "SEC") registering as a non-diversified closed-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Fund will terminate its existence on July 13, 2014, subject to up to two one-year extensions at the request of TCP and with the approval of the majority of Shares outstanding.

Details of the Term Extension Proposal

Shareholders of the Fund are being asked to consent to amending the Operating Agreement substantially in the form of amendment attached hereto as Schedule A (the "Amendment") to approve the extension of the Fund's date of termination by two years (the "Term Extension Proposal"). The Operating Agreement currently provides that the term of the Fund will end on July 13, 2014.  On December 31, 2012, TCP formally requested to the Board that the Fund's termination date be extended for a period of two years.  In connection with the request, TCP has agreed to reduce the Fund's annual management and advisory fee in three phases, beginning January 1, 2014 if the extension is approved.  By unanimous written consent dated January 2, 2013, the Board, including the Independent Directors, considered the matter of extending the Fund's termination date and determined that extending the date was in the best interests of the Fund and the shareholders.  The Board, including the Independent Directors, proposes to amend the Operating Agreement to extend the Fund's termination date to July 13, 2016.

Failure to Approve the Term Extension Proposal

In the event that shareholders do not approve the Term Extension Proposal, the Fund will terminate effective July 13, 2014 in accordance with the Operating Agreement.  On termination, the Fund will redeem all Series Z Preferred Shares in accordance with the Statement of Preferences of such shares and make distributions in cash, in kind, or partly in cash and partly in kind as TCP, under the supervision of the Board, may, in its sole discretion, determine to holders of Common Shares, in each case following the payment or reservation for payment of all liabilities of the Fund ranking senior to such Shares.  A distribution in kind could include interests in a liquidating trust.  Shareholders need not take any action to receive the final distribution proceeds in the event that the Fund is terminated.

Interest of Management and Others in the Term Extension Proposal

Board of Directors. The Board sets broad policies for the Fund, and TCP manages the day-to-day operations of the Fund, subject to the oversight of the Board.  The Board consists of four persons, three of whom are not interested persons of the Fund for purposes of Section 2(a)(19) of the 1940 Act, which we refer to as Independent Directors.  The Independent Directors are M. Christian Mitchell, M. Freddie Reiss and Brian F. Wruble.  The interested director is Howard M. Levkowitz.

Investment Adviser. Tennenbaum Capital Partners, LLC serves as the investment adviser of the Fund. TCP maintains its principal office at 2951 28th Street, Suite 1000, Santa Monica, California 90405. In addition, Babson Capital Management LLC ("Babson") serves as co-manager. Babson maintains its principal office at 1500 Main Street, Suite 2800, Springfield, MA 01115. Babson, a member of the MassMutual Financial Group ("MassMutual"), is an indirect, wholly owned subsidiary of Massachusetts Mutual Life Insurance Company ("MassMutual Life"). Each of TCP and Babson is a registered investment adviser under the Advisers Act. TCP is controlled by Michael E. Tennenbaum, Mark K. Holdsworth and Howard M. Levkowitz, who in the aggregate beneficially own a majority of its equity interests.

TCP's principal executive officers and Directors and their principal occupations and position, if any, with the Fund are shown below.  The address of each such person is the same as that of TCP.

Name	Position with TCP	Principal Occupation	Position with the Fund

Mark K. Holdsworth	Managing Partner	Managing Partner of TCP	Chief Executive Officer
David A. Hollander	Managing Partner	Managing Partner of TCP	Officer
Michael E. Leitner	Managing Partner	Managing Partner of TCP	Officer
Howard M . Levkowitz	Managing Partner	Managing Partner of TCP	Director & President
Michael E. Tennenbaum	Senior Managing Partner	Senior Managing Partner of TCP	Officer
Philip M. Tseng	Partner	Partner of TCP
Rajneesh Vig	Managing Partner	Managing Partner of TCP	Officer
Paul L. Davis	Chief Financial Officer	Chief Financial Officer of TCP	Chief Financial Officer
Elizabeth Greenwood	General Counsel & Chief Compliance Officer	General Counsel & Chief Compliance Officer of TCP	Secretary & Chief Compliance Officer

The Fund currently incurs an annual management and advisory fee, payable to TCP monthly in arrears, equal to 1.25% of the sum of (i) the total common shareholder commitments, (ii) the maximum amount available to be borrowed under  the Fund's senior secured revolving credit and term loan facility (the "Senior Facility") and (iii) the maximum aggregate liquidation preference of preferred shares the Fund would be authorized to issue under the 1940 Act based upon the total amount of common shareholder commitments and assuming that the Fund has borrowed the maximum amount available to be borrowed under the Senior Facility.  At such time as all borrowings under the Senior Facility have been repaid and no further borrowings are permitted thereunder, the annual management and advisory fee will equal 1.25% of the sum of the common shareholder commitments, regardless of whether the Fund has drawn down or repaid such commitments, plus the aggregate liquidation preference of preferred shares then outstanding (excluding the Series Z preferred shares), thereby reducing the amounts on which the annual management and advisory fee is paid. The Senior Facility is scheduled to expire on July 1, 2014.  At this time, other than the Series Z preferred shares, no preferred shares are outstanding and we do not anticipate issuing any additional preferred shares.  At such time as all borrowings under the Senior Facility have been repaid and no further borrowings are permitted thereunder, and no more than $1,000,000 in liquidation preference of preferred shares remains outstanding (excluding the Series Z preferred shares), the annual management and advisory fee will equal to 1.25% of the common shareholder commitments, regardless of whether the Fund has drawn down or repaid such commitments, thereby further reducing the amounts on which the annual management and advisory fee is paid.

Upon approval of the Term Extension Proposal, the annual management and advisory fee, payable to TCP monthly in arrears, will be reduced in three phases.  The monthly fee will be equal to one-twelfth of the applicable rate set forth below, which will decline in three stages, multiplied by the aggregate Cost Basis* of all assets held by the Fund on the first day of each calendar month.  TCP believes that the Cost Basis fee calculation will produce a lower management and advisory fee than the current calculation which is based on capital commitments.  In order to ensure that the Cost Basis fee calculation will not result in a higher fee, if the Term Extension Proposal is approved, TCP will continue to monitor the amount payable under the existing arrangement and will charge the lower of the two amounts.

Time Period	Applicable Rate for Annual Management and Advisory Fee Calculation as a Percentage of Cost Basis
January 1, 2014 through January 13, 2015	1.25%
January 14, 2015 through July 13, 2015	1.15%
July 14, 2015 through July 13, 2016	1.00%

*           "Cost Basis" means, as of any date of determination the cost of the Fund’s assets as determined in accordance with generally accepted accounting principles.

As a performance fee, TCP is entitled to receive an amount equal to 20% of distributions of net income and gain (gross of performance fees) after cumulative distributions to common shareholders have been made in an amount equal to an 8% annual weighted-average return on common shareholders' undistributed contributed equity

(the "Hurdle"). After the Hurdle is met, TCP also is entitled to receive a catch-up payment until its cumulative performance fee payments equal 20% of cumulative income and gain distributions (gross of performance fees). Performance fees are accrued in a consistent manner, based on cumulative net income or loss and realized and unrealized gains or losses. As of September 30, 2012, no liability for accrued but unpaid performance fees has been recorded.  TCP anticipates that the Hurdle is not likely to be exceeded whether or not the extension is approved.  However, no assurances can be given in this regard.  If the Term Extension Proposal is approved, the basis of calculation of the performance fee will not change.

For illustrative purposes, the chart below shows the management and advisory fee as an aggregate dollar amount and as a percentage of net assets attributable to Common Shares, calculated using  (i) the current arrangement, and (ii) the Cost Basis arrangement applicable if the Term Extension Proposal is approved.  The aggregate Cost Basis as of September 30, 2012 was $908,332,219.  The net asset value, excluding leverage, as of September 30, 2012 was $430,314,009.  For ease of comparison, the calculations below are based on the following assumptions: (i) the Senior Facility will be reduced according to its contractual amortization schedule, (ii) both the Cost Basis and net assets attributable to the Common Shares as of September 30, 2012 will be reduced by 25% on January 1, 2014, 25% on January 14, 2015, 25% on July 14, 2015, and 25% on July 13, 2016, and (iii) the Fund will terminate on July 13, 2016. The actual management and advisory fee that will be paid under the Cost Basis arrangement may differ from the amount shown below.

	Current Arrangement		Cost-Basis Arrangement		Difference in
Time Period	Dollar Amount	Percentage of Net Assets	Dollar Amount	Percentage of Net Assets	Percentage of Net Assets
January 1, 2014 through January 13, 2015	$9,958,438	3.09%	$8,823,123	2.73%	(0.36)%

January 14, 2015 through July 13, 2015	$4,443,750	2.07%	$2,611,455	1.21%	(0.86)%

July 14, 2015 through July 13, 2016	$8,887,500	8.26%	$2,270,831	2.11%	(6.15)%

As compensation for its services, the Co-Manager receives a portion of the management and performance fees paid to the Investment Manager.

Distributions paid to shareholders are generally based on the taxable earnings of the Fund, which may differ from earnings for financial reporting purposes, and are recorded on the ex-dividend date. The timing of distributions is determined by the Board, which has provided TCP with certain criteria for such distributions. Any net long-term capital gains are distributed at least annually. As of September 30, 2012, the Fund had declared $426,600,000 in distributions to common shareholders since inception.

The Fund pays all expenses incurred in connection with the business of the Fund, including fees and expenses of outside contracted services, such as custodian, trustee, administrative, legal, audit and tax preparation fees, costs of valuing investments, insurance costs, brokers' and finders' fees relating to investments, and any other transaction costs associated with the purchase and sale of investments of the Fund.

Board Recommendation

The Board has reviewed the Term Extension Proposal and has determined that it is in the best interests of the Fund and its shareholders and unanimously recommends that shareholders give their consent to the Term Extension Proposal.

In arriving at such determination, consideration was given to the following factors:

Class of Security		Factors
●
Holders of the Common Shares have earned net internal rate of return, or net IRR, which is imputed annual return over an investment period and, mathe0matically, is the rate of return at which the discounted cash flows equal the initial cash outlays, of 3.7% since the Fund's inception through September 30, 2012.

Common Shares	●
Holders of the Common Shares have received cumulative distributions of $426,600,000 through the third quarter of 2012 as the Fund has successfully exited a number of positions in advance of termination.

	●	Potential for holders of the Common Shares to continue to benefit from maturity or a more complete valuation recovery of certain private or controlled investments that are relatively illiquid.

	●	Potential timing and difficulty of disposition of assets.

	●	Reduction of management and advisory fees.

Series Z Preferred Shares	●	Holders of the Series Z Preferred Shares will continue to benefit from preferential quarterly distributions.

All Shares	●
The extension of the Fund's termination date for the Shares will not result in a disposition of such Shares.  Any capital gains or capital losses that would have otherwise been realized on the redemption of the Shares on the Fund's current termination date will be deferred until such time as the Shares are either sold or until the proposed termination date of July 13, 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS CONSENT TO THE PROPOSED AMENDMENT TO THE OPERATING AGREEMENT TO EXTEND THE TERM OF THE FUND TO JULY 13, 2016.

PROPOSAL 2 — CONSENT TO ELECT BOARD NOMINEE FOR THE FUND

Introduction

Information about the Nominee and Directors.  Certain information with respect to the nominee for election (the “Board Nominee”), as well as each of the other Directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a Director of the Fund. The Board Nominee has consented to being named in this Consent Solicitation Statement and to serve as a Director.

Unfortunately, on November 18, 2012, Phillip L. Williams, an Independent Director of the Fund, passed away. The Board extends its deepest condolences to Mr. Williams' family.  Under the 1940 Act, closed-end funds are required to maintain a minimum of 40% of Independent Directors. Since two of the three remaining Directors of the Fund were Independent Directors, the Fund met this standard.  However, the Board believes that it is in the best interests of shareholders to maintain the same composition of Directors as it previously had, four members of the Board, three of which that are Independent Directors.  To replace Mr. Williams, the Board considered Mr. M. Freddie Reiss for appointment as a new member of the Board.  The Board concluded that Mr. Reiss possessed the experience, qualifications, attributes and skills necessary to fulfill his role as a Director of the Fund and was not an “interested person.” On December 13, 2012, the Board appointed Mr. Reiss as an Independent Director of the Fund, effective December 13, 2012, and recommended submitting Mr. Reiss to election by the shareholders as the Board Nominee in this Consent Solicitation Statement.

Biographical Information

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Year	Number of Advisor-Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen*	Other Public Company or Investment Company Directorships Held by Director**

Board Nominee

M. Freddie Reiss 2951 28th Street, Suite 1000 Santa Monica, California 90405 1957	Director, Audit Committee Member and Joint Transactions Committee Member	2012 to present***
From 2012 to present, Director, Audit Committee Member and Joint Transactions Committee Member. Mr. Reiss retired in 2012 from FTI Consulting Inc., where he had served as a Senior Managing Director and a member of the Corporate Finance Management Committee from 2002 to 2012. From 1988 to 2002, Mr. Reiss was a partner and co-leader of the corporate recovery services practice at PriceWaterhouse and PriceWaterhouseCoopers until the practice was sold to FTI Consulting, Inc., in 2002. Since 2011, Mr. Reiss has been a director and chair of the audit committee of Brundage-Bone Concrete Pumping, Inc.  Since 2012, Mr. Reiss has been a director and chair of the audit committee for Contech Engineered Solutions, Inc. Mr. Reiss is licensed as a certified public accountant in the states of New York and California.
1 RIC consisting of 1 Portfolio
Non-Interested Directors

M. Christian Mitchell 2951 28th Street,	Director, Audit	2004 to present***	Since inception to present, Director, Audit Committee Chairman and Joint	1 RIC consisting of	Reis, Inc. (Real estate)

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Year	Number of Advisor-Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen*	Other Public Company or Investment Company Directorships Held by Director**

Suite 1000 Santa Monica, California 90405 1956	Committee Chairman and Joint Transactions Committee Member
 Transactions Committee Member.  Mr. Mitchell retired in 2003 from Deloitte & Touche after 26 years. From 2004 to 2007, Mr. Mitchell was a director of Hanmi Financial Corporation, where he served as chair of the audit committee and as a member of the planning and compliance committees. Since 2005, Mr. Mitchell has been a partner of Rocky Mountain Investors, LLC, a real estate development company. From 2006 to 2011, Mr. Mitchell was a director of First Chicago Bancorp, serving as chairman of the audit committee and a member of the risk committee. Since 2007, Mr. Mitchell has been a director of Reis, Inc., a NASDAQ-listed real estate information company, where he serves as Chairman of the Board, chair of the audit committee and a member of the nominating and corporate governance committee. Since 2008, Mr. Mitchell has been a director and Vice Chairman of Marshall & Stevens, a national valuation consulting firm. Since 2010, Mr. Mitchell has been a director of Grandpoint Capital, a Los Angeles-based bank holding company, where he serves as chairman of the audit and risk committee. In 2012, he became a director of Western Asset Mortgage Capital Corp., a NYSE-listed mortgage REIT where he serves as chair of the audit committee and member of compensation and nominating and corporate governance committees. Since 2005, Mr. Mitchell has held various leadership positions at the National Association of Corporate Directors, Southern California Chapter, and since 2012 he has served as Chairman and President.
				1 Portfolio	Western Asset Mortgage Capital Corp. (REIT)

Brian F. Wruble 2951 28th Street, Suite 1000 Santa Monica, California 90405 1936	Director, Audit Committee Member and Joint Transactions Committee Member	2004 to present***
Since inception, Director, Audit Committee Member and Joint Transactions Committee Member.  Since inception, Director, Audit Committee Member and Joint Transactions Committee Member.  Mr. Wruble is a private investor in Key West, FL. He was a general partner of Odyssey Partners, LP from 1995-2007.  From 1997 to 2004 he was also a founding managing principal and special limited partner at Odyssey Investment Partners, LLC.  From 1992 to 1995 he was President and Chief Executive Officer and a Director of the Delaware Group Mutual Funds and President, and Chief Operating Officer and a Director of Delaware Management

				2 RICs consisting of 1 Portfolio	Director of approximately 60 funds managed by Oppenheimer Funds, Inc. or an affiliate thereof (Investment companies)

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Year	Number of Advisor-Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen*	Other Public Company or Investment Company Directorships Held by Director**

Holdings Inc.  From 1985 to 1992 Mr. Wruble was a founder, Chairman, President and CEO of Equitable Capital Management Corporation and from 1979 to 1992 he held various positions at The Equitable Life Assurance Society of the United States, including Executive Vice President and Chief Investment Office.

Interested Directors†

Howard M. Levkowitz 2951 28th Street, Suite 1000 Santa Monica, California 90405 1967	Director and President	2006 to present***
Since 2006, Mr. Levkowitz has been a Director and the President of the Fund.  Mr. Levkowitz serves as President of six other funds managed by TCP, and is Chairman of TCP’s Management Committee.  From 1999 to 2004 he was a Portfolio Manager at TCP.  From 2005 to present, he has been a Managing Partner at TCP.
				4 RICs consisting of 3 Portfolios	TCP Capital Corp. (Business development company)

Executive officers who are not directors

Paul L. Davis 2951 28th Street, Suite 1000 Santa Monica, California 90405 1973	Chief Financial Officer	N/A; 2008 to present
Mr. Davis has been the Chief Financial Officer of the Fund since 2008.  From 2004 to August 2008, Mr. Davis was Chief Compliance Officer and Vice President of Finance at TCP; from August 2010 to present, he has been Chief Financial Officer of TCP and Mr. Davis is Chief Financial Officer of six other funds managed by TCP.
				N/A	N/A

Elizabeth Greenwood 2951 28th Street, Suite 1000 Santa Monica, California 90405 1963	Secretary and Chief Compliance Officer	N/A; 2007 to present as Secretary; 2008 to present as Chief Compliance Officer
Ms. Greenwood became Secretary of the Fund in 2007 and Chief Compliance Officer of the Fund in 2008.  From 2005 to 2006, she was General Counsel and Chief Compliance Officer at Strome Investment Management,  LLC;  in 2007, she was Associate General Counsel at TCP; from 2008 to present, she has been General Counsel of TCP; from August 2008 to present, she has been Chief Compliance Officer of TCP and Ms. Greenwood is Secretary and Chief Compliance Officer of six other funds managed by TCP.
				N/A	N/A

Mark K. Holdsworth 2951 28th Street, Suite 1000 Santa Monica, California 90405 1966	Chief Executive Officer	N/A; 2011 to present
In 2011 Mr. Holdsworth became Chief Executive Officer of the Fund.  Mr. Holdsworth is a co-founder and Managing Partner of TCP, a voting member of its Investment Committee, and a member of its Management Committee. From 2004 to 2011 Mr. Holdsworth was an Officer of the Fund.

				N/A	N/A

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Year	Number of Advisor-Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen*	Other Public Company or Investment Company Directorships Held by Director**

David A. Hollander 2951 28th Street, Suite 1000 Santa Monica, California 90405 1962	Officer	N/A; 2006 to present
Mr. Hollander has been an Officer of the Fund since 2006.  Mr. Hollander is a Managing Partner of TCP. Mr. Hollander is in charge of TCP’s Specialty Investments Group and focuses on private placement investments and restructurings. Prior to joining TCP in 2002, Mr. Hollander was an attorney for sixteen years at O’Melveny & Myers, where he specialized in leveraged finance, insolvency, and mergers and acquisitions, and represented debtors and creditors in numerous multi-billion dollar transactions.
				N/A	N/A

Michael E. Leitner 2951 28th Street, Suite 1000 Santa Monica, California 90405 1968	Officer	N/A; 2006 to present
Mr. Leitner has been an Officer of the Fund since 2006.  Mr. Leitner is a voting member of TCP’s Investment Committee. Prior to joining TCP in 2005, he served as Senior Vice President of Corporate Development for WilTel Communications.  He currently serves as a representative for TCP on the boards of Integra Telecom and Online Resources, and is a board observer to Primacom GmbH.
				N/A	N/A

Rajneesh Vig 2951 28th Street, Suite 1000 Santa Monica, California 90405 1971	Officer	N/A; 2011 to present
In 2011, Mr. Vig became an Officer of the Fund.  Since 2011, Mr. Vig has been a Managing Partner of TCP.  From 2009 to 2010, he was a Partner of TCP.  From 2006 to 2008, he was a Managing Director of TCP.  Since 2007, Mr. Vig has been a Director of Dialogic Inc., and its predecessor entity, Dialogic Corporation.
				N/A	N/A

Michael E. Tennenbaum 2951 28th Street, Suite 1000 Santa Monica, California 90405 1935	Officer	N/A; 2004 to present	In 2004, Mr. Tennenbaum became an Officer of the Fund. Since 1999, Mr. Tennenbaum has been Senior Managing Partner of TCP.	N/A	N/A

*
For purposes of this chart, “RICs” refers to registered investment companies and “Portfolios” refers to the investment programs of the Fund.  Some of the RICs have the same investment program because they invest through a master-feeder structure, which results in the smaller number of Portfolios than RICs.

**	Directorships disclosed under this column do not include directorships disclosed under the column “Principal Occupation(s) During Past Five Years.”

***
The term of office of a Director shall terminate and a vacancy shall occur in the event of the removal, resignation, incompetence or other incapacity to perform the duties of the office, or death, of a Director.

†	Mr. Levkowitz is an “interested person” (as defined in the 1940 Act) of the Fund by virtue of his current position with the Advisor.

The Board has adopted procedures for evaluating potential Director candidates against the knowledge, experience, skills, expertise and diversity that it believes are necessary and desirable for such candidates. The Board believes that each Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by such procedures. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Fund and protecting the interests of shareholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with TCP and other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors. Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a member of the Board, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as his or her leadership of standing committees; or other relevant life experiences. Information about the specific experience, skills, attributes and qualifications of each director, which in each case led to each Board’s conclusion that the Director should serve as a director of the Fund, is provided in below.

Our Directors have been divided into two groups — Interested Directors and Independent Directors. Interested Directors are “interested persons” as defined in the 1940 Act. Howard M. Levkowitz is an Interested Director by virtue of his employment with TCP. In part because the Fund is an externally-managed investment company, the Board believes having an interested chairperson that is familiar with the Fund's investments, its day-to-day management and the operations of TCP, greatly enhances, among other things, its understanding of the Fund's investment portfolio, business, finances and risk management efforts. In addition, the Board believes that Mr. Levkowitz’ employment with TCP allows for the efficient mobilization of TCP’s resources at the Board's behest and on its behalf. The Board does not have a lead independent director.  The Board believes its relatively small size and the composition and leadership of its committees allow each Director to enjoy full, accurate and efficient communication with the Fund, TCP and management, and facilitates the timely transmission of information among such parties.  Further, all of the Independent Directors play an active role on the Board and are closely involved in all material Board level deliberations related to the Fund. The Board believes that, with these practices, each Independent Director has an equal stake in the Board's actions and oversight role and equal accountability to the Fund and its shareholders.

Director Independence

On an annual basis, each member of our Board is required to complete an independence questionnaire designed to provide information to assist the Board in determining whether the Director is independent. The Board has determined that each of our Directors, other than Mr. Levkowitz, is independent under the 1940 Act.

Interested director

Howard M. Levkowitz:  Mr. Levkowitz is a Director and President of the Fund. Mr. Levkowitz serves as President of several TCP advised funds, including its Opportunity Funds, and is Chairman of TCP’s Investment Policy Committee. The Board benefits from Mr. Levkowitz’ experience at TCP and his intimate knowledge of the decision process used by TCP’s Investment Policy Committee. In addition to overseeing the Fund, Mr. Levkowitz has served as a director of both public and private companies and has served on a number of formal and informal creditor committees. The Board also benefits from Mr. Levkowitz’ past experience as an attorney specializing in real estate and insolvencies with Dewey Ballantine. Mr. Levkowitz received a B.A. in History (Magna Cum Laude) from the University of Pennsylvania, a B.S. in Economics (Magna Cum Laude, concentration in finance) from The Wharton School, and a J.D. from the University of Southern California. Mr. Levkowitz’ longstanding service as Director and President of the Fund, President of other TCP advised funds, and Chairman of TCP’s Investment Policy Committee provide him with a specific understanding of the Fund, its operation, and the business and regulatory issues facing the Fund.

Independent directors

M. Christian Mitchell. Mr. Mitchell is a Director, Chairman of the Audit Committee of the Fund and a member of the Joint Transactions Committee.  The Board benefits from Mr. Mitchell’s nearly thirty year career in accounting and his wealth of experience and leadership on various boards.  Mr. Mitchell spent over 25 years with Deloitte & Touche. From 2001 to 2003, he was the National Managing Partner of the Mortgage Banking and Finance Companies practice and a member of the National Financial Services Management Committee. From 1998 to 2001, he was the Regional Managing Partner (for the western United States) of the Enterprise Risk Services Practice, including serving on that practice’s Global and National Management Committees.  Mr. Mitchell was a director of Hanmi Financial Corporation from 2004 to 2007, where he served as chair of the audit committee and as a member of the planning and compliance committees.  Mr. Mitchell was also a director of First Chicago Bancorp from 2006 until 2011, serving as chairman of the audit committee and a member of the risk committee.  In 2007, Mr. Mitchell became a director of Reis, Inc., where he currently serves as chair of the audit committee and a member of the nominating and corporate governance committee.  In 2008, he became a director of Marshall & Stevens, a national valuation consulting firm, where he currently serves as Vice Chairman.  In 2010, Mr. Mitchell joined the board of Grandpoint Capital, a Los Angeles-based bank holding company where he serves as chairman of the audit committee.  Mr. Mitchell previously served as an adjunct professor of accounting and currently serves a lecturer at the University of Redlands, and is President of the National Association of Corporate Directors, Southern California. He holds a B.S. in accounting from the University of Alabama. Mr. Mitchell's knowledge of financial and accounting matters, and his independence from the Fund and TCP, qualifies him to serve as the Chairman of the Fund's Audit Committee.

M. Freddie Reiss. Mr. Reiss is a Director, a member of the Audit Committee and a member of the Joint Transactions Committee.  The Board benefits from Mr. Reiss' broad industry experience, which includes real estate, manufacturing, healthcare, entertainment, retail, financial services, municipalities, natural resources and energy, and nonprofit and government services.  Mr. Reiss is currently a senior managing director in the FTI Consulting's Corporate Finance/Restructuring practice. Mr. Reiss has over 30 years of experience in strategic planning, cash management, liquidation analysis, covenant negotiations, forensic accounting and valuation.  Mr. Reiss specializes in advising on bankruptcies, reorganizations and business restructurings and in providing expert witness testimony for underperforming companies. He has also acted as interim management, a fiduciary and chief restructuring officer and trustee.  Prior to joining FTI Consulting, Mr. Reiss was a partner and west region leader at PricewaterhouseCoopers, where he co-founded the Business Restructuring Services practice.  Mr. Reiss is a recognized expert in the field of financial restructuring.   Mr. Reiss holds an M.B.A. from City University of New York’s Baruch College and a B.B.A. from City College of New York’s Bernard Baruch School of Business. He is a certified insolvency and restructuring advisor, a certified public accountant in New York and California, and a certified turnaround professional.  Mr. Reiss is a member of the American Institute of Certified Public Accountants, the New York and California Societies of Certified Public Accountants and has completed the Director Education and Certification Program at the John E. Anderson Graduate School of Management at UCLA. Mr. Reiss is currently on the board of trustees for the Baruch College Fund and chairman of the audit committee and independent board member for Brundage Bone and Contech Engineered Solutions.  Mr. Reiss' knowledge of financial and accounting matters, as well as his independence from the Fund and TCP, qualifies him to serve on the Fund's Audit Committee.

Brian F. Wruble.  Mr. Wruble is a Director, a member of the Audit Committee and a member of the Joint Transactions Committee.  Mr. Wruble has a wealth of leadership, business and financial experience, including a career that spans over 40 years in the financial services and investment advisory industries.  Mr. Wruble is a private investor in Key West, Florida.  He was also a general partner of Odyssey Partners, L.P. and was a founder of Odyssey Investment Partners, LLC, both private investment firms in New York.  Prior to joining Odyssey in 1995, Mr. Wruble was president and CEO of the Delaware Group of Mutual Funds following 13 years with The Equitable Life Assurance Society of the U.S, where he was chief investment officer and chief executive officer of Equitable Capital Management Corp.  Before joining Equitable in 1979, Mr. Wruble spent nearly 10 years on Wall Street, most recently with Smith Barney, Harris Upham and Company.  Mr. Wruble serves on several boards including the Oppenheimer Funds (chairman), the Institute for Advanced Study, and The Jackson Laboratory (chairman emeritus).  He is a past governor of the Association for Investment Management and Research and a past chairman of the Institute of Chartered Financial Analysts.  Mr. Wruble has both a bachelors and a masters degree in electrical engineering from Cornell University and an M.B.A. from New York University.  He is a Chartered Financial

Analyst and an associate editor of CFA Digest.  Mr. Wruble's knowledge of financial and accounting matters, as well as his independence from the Fund and TCP, qualifies him to serve as a member of the Fund's Audit Committee.

Executive officers who are not directors

Paul L. Davis:  Mr. Davis is the Chief Financial Officer (“CFO”) of each Fund. Mr. Davis also serves as Chief Financial Officer of TCP. Prior to being appointed CFO, he served for four years as Chief Compliance Officer of each Fund and as Chief Compliance Officer and Vice President, Finance of TCP. He was formerly employed as Controller of a publicly traded securities brokerage firm, following employment at Arthur Andersen, LLP as an auditor. He received a B.A. (Magna Cum Laude) in Business-Economics from the University of California at Los Angeles, and is a Certified Public Accountant in the State of California.

Elizabeth Greenwood:  Ms. Greenwood is the Secretary and Chief Compliance Officer of each Fund. Ms. Greenwood also serves as General Counsel and Chief Compliance Officer of TCP. She has a diverse legal background, including extensive in-house investment advisor and private equity experience. She formerly served as General Counsel and Chief Compliance Officer at Strome Investment Management, L.P. (“Strome”). Prior to Strome, Ms. Greenwood worked at portfolio companies funded by Pacific Capital Group and Ridgestone Corporation, including acting as Assistant General Counsel of Global Crossing Ltd., and began her legal career as an associate at Stroock & Stroock & Lavan LLP. Ms. Greenwood is a founding member of the West Coast Chapter of 100 Women in Hedge Funds and currently serves on the board of directors of the Association of Women in Alternative Investing. Ms. Greenwood received a J.D. from Stanford Law School and a Bachelor of Business Administration with highest honors from The University of Texas at Austin.

Mark K. Holdsworth.  Mr. Holdsworth is the Chief Executive Officer of the Fund. Mr. Holdsworth is a Co-Founder and Managing Partner of TCP, a voting member of its Investment Committee, and a member of its Management Committee.  Prior to joining Michael E. Tennenbaum in founding TCP, Mr. Holdsworth was a Vice President, Corporate Finance, of US Bancorp Libra, a high-yield debt securities investment banking firm.  He also worked as a generalist in Corporate Finance at Salomon Brothers, Inc., and as an Associate at a real estate advisory firm.  He is a former member of the boards of directors of Alabama Aircraft Industries, Inc. and Anacomp, Inc. and a former Chairman of the Board of Directors of the International Wire Group. Mr. Holdsworth currently serves as Chairman of WinCup, Inc., Vice Chairman of EP Management Corporation and as a Director of Parsons Corporation, one of the largest engineering, design and construction companies in the world. He is also a National Trustee of the Boys and Girls Clubs of America. He received a B.A. in Physics from Pomona College, a B.S. with honors in Engineering and Applied Science (concentration in Mechanical Engineering) from the California Institute of Technology, and an M.B.A. from Harvard Business School.

David A. Hollander.  Mr. Hollander is a Managing Partner of TCP and officer of the Fund. Mr. Hollander is in charge of TCP’s Specialty Investments Group and focuses on private placement investments and restructurings. Prior to joining TCP, Mr. Hollander was an attorney for sixteen years at O’Melveny & Myers, where he specialized in leveraged finance, insolvency, and mergers and acquisitions, and represented debtors and creditors in numerous multi-billion dollar transactions. He currently focuses on the firm’s private placements and restructurings. Mr. Hollander has also represented boards of directors and has served on various creditor committees. He received a B.S. in Economics (Summa Cum Laude) from the Wharton School of the University of Pennsylvania and a J.D. from Stanford Law School, where he was an Associate Editor of the Stanford Law Review.

Michael E. Leitner.  Mr. Leitner is a Managing Partner of TCP and officer of the Fund. Mr. Leitner is a voting member of TCP’s Investment Committee.  Prior to joining TCP in 2005, he served as Senior Vice President of Corporate Development for WilTel Communications.  Mr. Leitner previously served as President and Chief Executive Officer of GlobeNet Communications, leading the company through a successful turnaround and sale. Prior to that, he was Vice President of Corporate Development of 360networks, following employment as Senior Director of Corporate Development for Microsoft Corporation, where he managed corporate investments and acquisitions in the telecommunications, media, managed services, and business applications software sectors, completing over $9 billion in software and communications infrastructure transactions globally.  Prior to Microsoft, Mr. Leitner was a Vice President in the M&A group at Merrill Lynch.  He currently serves as a representative for TCP on the boards of Integra Telecom and Online Resources, and is a board observer to Primacom GmbH.  Mr.

Leitner is very active in community events, serving on several nonprofit boards and committees.  He received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of Michigan.

Rajneesh Vig.  Mr. Vig is a Managing Partner of TCP and officer of the Fund. Mr. Vig is a voting member of TCP’s Investment Committee and a member of its Management Committee.  Prior to joining TCP, he worked for Deutsche Bank in New York as a member of the bank’s Principal Finance Group. Prior to that, he was a Director in Deutsche Bank’s Technology Investment Banking group in San Francisco, where he advised a broad range of growth and large cap technology companies on merger, acquisition and public/private financing transactions. Mr. Vig had previously served as a Manager in Price Waterhouse’s Shareholder Value Consulting group, following employment at Arthur Andersen in its Financial Markets/Capital Markets group, consistently earning each firm’s highest rating. He currently serves on the board of Dialogic. Mr. Vig is also on the Los Angeles Advisory Board of the Posse Foundation, a nonprofit organization that identifies recruits and trains student leaders from public high schools for enrollment at top-tier universities.  He received a B.A. with highest honors in Economics and Political Science from Connecticut College and an M.B.A. in Finance from New York University.

Board Meetings

During the calendar year 2012, the Board met seven times.  During the Fund's most recent fiscal year, the Board met seven times.  No incumbent Director attended less than 75% of the aggregate number of meetings of the Board and of the Audit Committee on which the Director served during the Fund's most recently completed fiscal year.

Committees of the Board of Directors

The Board currently has two committees: an Audit Committee and a Joint Transaction Committee.

Audit Committee.  The Audit Committee operates pursuant to a charter approved by the Board and met two times during the fiscal year ended December 31, 2012.  The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for overseeing and monitoring the quality and integrity of the Fund's financial statements, the adequacy of its system of internal controls, the review of the independence and performance of, as well as communicate openly with, the Fund's registered public accounting firm, the performance of the Fund's internal audit function and the Fund's compliance with legal and regulatory requirements. The Audit Committee is presently composed of Messrs. Mitchell (Chairman), Reiss and Wruble, each of whom are considered independent for purposes of the 1940 Act. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934. In addition, each member of the Audit Committee meets the current independence and experience requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and, in addition, is not an “interested person” of the Fund or of TCP as defined in Section 2(a)(19) of the 1940 Act.

Joint Transaction Committee. The Joint Transaction Committee, as of December 31, 2012 is comprised of Messrs. Mitchell, Reiss and Wruble, met ten times during the fiscal year ended December 31, 2012 and operates to approve certain transactions in which we participate with the other funds and accounts managed by TCP in accordance with our exemptive order obtained from the SEC.

Day-to-day risk management with respect to the Fund is the responsibility of TCP or other service providers (depending on the nature of the risk) subject to the supervision of TCP. The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by TCP and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Fund. Risk oversight is part of the Board's general oversight of the Fund and is addressed as part of various Board and committee activities. The Board, directly or through a committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Fund and internal accounting personnel for TCP, as appropriate, regarding risks faced by the Fund and management's or the service provider's risk functions. The committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Fund's activities and associated risks. The Chief Compliance Officer oversees the implementation and testing of the Fund's compliance program and reports to the Board regarding compliance matters for the Fund and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

Compensation of Directors

The Fund is authorized to pay each Independent Director the following amounts for serving as a Director of the Fund: (i) $50,000 per year; (ii) $5,000 for each meeting of the Board or a committee thereof physically attended by such Director; (iii) $5,000for each regular meeting of the Board or a committee thereof attended via telephone by such Director; and (iv) $1,000 for each special meeting of the Board or a committee thereof attended via telephone by such Director. The Chairman of the Audit Committee receives an additional $5,000 per year. Each Director will also be entitled to reimbursement for all out-of-pocket expenses of such person in attending each meeting of the Board and any committee thereof.

Equity Securities Owned by Directors

The following table sets out the dollar range of each Fund’s equity securities beneficially owned by each of the Directors as of December 31, 2012. The Fund is part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in Company(1)
Interested Director:
Howard M. Levkowitz(2)	Over $100,000
Independent Directors:
M. Christian Mitchell(2)	$10,001 - $50,000
M. Freddie Reiss	Over $100,000
Brian F. Wruble(2)	Over $100,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

(2)	Each of Messrs. Levkowitz, Mitchell, Reiss and Wruble owns over $100,000 of equity securities in all funds in the "family of investment companies."

Compensation of Executive Officers

None of the officers receive direct compensation from the Fund. The compensation of the officers is paid by TCP.

Indemnification of Board Members and Officers

The governing documents of the Fund generally provide that, to the extent permitted by applicable law, the Fund will indemnify its Directors and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Fund unless, as to liability to the Fund or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices. In addition, the Fund will not indemnify Directors with respect to any matter as to which Directors did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which the Directors had reasonable cause to believe that the conduct was unlawful. Indemnification provisions contained in the Fund's governing documents are subject to any limitations imposed by applicable law.

Independent Registered Public Accounting Firm

The Audit Committee of the Fund, consisting solely of Independent Directors, has selected, and the Directors of the Fund, including a majority of the Independent Directors, have selected Ernst & Young (“E&Y”) as the independent registered public accounting firm for the Fund. E&Y, in accordance with Independence Standards Board Standard No. 1 (ISB No. 1), has confirmed to the Audit Committee that it is an independent registered public accounting firm with respect to the Fund. The Audit Committee has discussed with E&Y its independence with respect to the Fund and certain matters required to be discussed by Statement on Auditing Standard No. 114, as currently modified or supplemented.  The Audit Committee has considered whether the provision of non-audit services by the Fund's independent registered public accounting firm is compatible with maintaining the independence of that registered public accounting firm.  The Audit Committee also reviews and discusses the Fund's financial statements with Fund management and the independent registered public accounting firm. If any material concerns arise during the course of the audit and the preparation of the audited financial statements mailed to shareholders and included in the Fund's Annual Report to Shareholders, the Audit Committee would be notified by Fund management or the independent registered public accounting firm. The Audit Committee received no such notifications for the Fund during its most recently completed fiscal year. Following the Audit Committee's review and discussion of the Fund's independent registered public accounting firm, pursuant to authority delegated by the Board, the Audit Committee approved the Fund's audited financial statements for the Fund's most recently completed fiscal year for which audited financial statements are available be included in the Fund's Annual Report to Shareholders.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements included in the Fund's annual report on Form N-CSR and a review of financial statements included in the Fund's semi-annual reports on Form N-CSRS, or services that are normally provided by E&Y in connection with statutory and regulatory filings for the past two fiscal years. Audit fees incurred by the Fund for its fiscal years ended December 31, 2011 and December 31, 2010 were $54,000 and $52,500, respectively. The Fund did not incur any fees for the audit of internal controls under Sarbanes-Oxley Section 404 in conjunction with the fiscal years ended December 31, 2011 or December 31, 2010.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. The Fund did not incur any audit-related fees during the fiscal years ended December 31, 2011 and December 31, 2010.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance, and include services for E&Y’s provision of tax preparation services and the execution and filing of the Fund's tax returns.  The Fund has a tax year end of December 31. Tax fees incurred by the Fund were $36,750 and $38,406 in its tax years ended December 31, 2011 and December 31, 2010, respectively.

All Other Fees.  All other fees would include fees for products and services other than the services reported above. The Fund incurred no such fees for the past two fiscal years.

Non-Audit Fees.  The aggregate non-audit fees billed by the Fund's accountant for services rendered to the Fund, and rendered to TCP (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with TCP that provides ongoing services to the Fund for each of the last two fiscal years of the Fund were: $36,750 for fiscal year 2011 and $38,406 for fiscal year 2010.

E&Y did not provide non-audit services to TCP (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), nor any entity controlling, controlled by, or under common control with TCP that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X. Accordingly, the Audit Committee has not considered whether any such services are compatible with maintaining the principal accountant's independence.

The Audit Committee is required to approve all audit engagement fees and terms for the Fund. The Audit Committee also is required to consider and act upon (i) the provision by the Fund’s independent accountant of any non-audit services to the Fund, and (ii) the provision by the Fund’s independent accountant of non-audit services to the Fund and any entity controlling, controlled by, or under common control with the Fund that provide ongoing services to the Fund (“Affiliated Service Providers”) to the extent that such approval (in the case of this clause (ii)) is required under applicable regulations of the SEC.

The Audit Committee pre-approves all audit, review and attest engagements required under the securities laws and regulations provided by E&Y, the Fund's independent auditors. The Audit Committee also approves all non-audit services, including tax services, provided to the Fund by E&Y and verifies, at the time of pre-approval, that such pre-approved non-audit services would not be prohibited services under securities regulations. The Audit Committee pre-approves all non-audit services provided by E&Y to the Fund's investment adviser and to affiliates of the investment adviser that provide ongoing services to the Fund, but only if the non-audit services have a direct impact on the operations or financial reporting of the Fund.

The Audit Committee of the Fund consists of the following Directors:

M. Christian Mitchell (Chair);
M. Freddie Reiss; and
Brian F. Wruble

Board Recommendation

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS SHAREHOLDERS ELECT M. FREDDIE REISS TO THE FUND'S BOARD OF DIRECTORS.

VOTE REQUIRED FOR AN ACTION BY WRITTEN CONSENT
AND MANNER OF VOTING FOR THE PROPOSALS

Proposal 1.  The Operating Agreement requires the approval of a majority of the outstanding Shares entitled to vote to approve the Term Extension Proposal by written consent.  Holders of Common Shares and Series Z Preferred Shares will vote as a single class.  Abstentions, if any, will have the effect of a vote against the Term Extension Proposal.

Proposal 2.  The Operating Agreement requires the approval of a plurality of Shares entitled to vote to elect a Director by written consent.  Holders of Common Shares and Series Z Preferred Shares will vote as a single class.  Abstentions, if any, will have no effect on the Board Nominee Proposal.

BECAUSE THE HOLDERS OF A MAJORITY OF SHARES ENTITLED TO VOTE MUST APPROVE THE TERM EXTENSION PROPOSAL, FAILURE TO SUBMIT A CONSENT CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE TERM EXTENSION PROPOSAL.

The effective date of the Proposals is the date on which we receive signed consents from a number of shareholders sufficient to approve the Proposals (the "Effective Date").  Any person signing and returning to us a consent card pursuant to this Consent Solicitation Statement has the power to revoke it at any time prior to the Effective Date.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, the Fund reserves the right, at any time prior to the Effective Date, to amend or terminate the solicitation, or to delay accepting consent cards. Any such amendment, delay or termination will be announced no later than 10:00 a.m., Pacific time, on the next business day after such amendment, delay or termination.

A consent purporting to be exercised by or on behalf of a shareholder will be valid unless challenged at or prior to its exercise.  The burden of proving the invalidity of the consent will rest with the person seeking to challenge it.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, there were no persons that owned 25% or more of our outstanding voting securities, and no person would be deemed to control us, as such term is defined in the 1940 Act.  The Board is aware of no arrangements, the operation of which at a subsequent date may result in a change in control of the Fund.  The following table sets forth, as of December 31, 2012, certain ownership information with respect to our outstanding shares for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding shares and the beneficial ownership of each current director, the nominee for director, the Fund's executive officers, and the executive officers and directors as a group.  Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of our shares is based upon Schedule 13D or Schedule 13G filings by such persons with the Commission and other information obtained from such persons, if available. Such information is as of the date of the applicable filing and may no longer be accurate.

Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of the Fund's common shares he or she beneficially owns and has the same address as the Fund.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or more holders

Common Shares	Kemper Corporation(1) One East Wacker Dr. Chicago, IL 60601	5,134.894	14.06%

Common Shares	Special Value Opportunities Feeder Fund(2)(6) 2951 28th Street, Suite 1000 Santa Monica, CA 90405	3,876.845	10.62%

Common Shares	Northrop Grumman Corporation Master Trust 101 Continental Blvd. El Segundo, CA 90245	3,851.170	10.55%

Common Shares	Massachusetts Mutual Life Insurance Company(3) 1295 State Street Springfield, MA 01111	3,080.936	8.44%

Common Shares	Credit Suisse AG Uetlibergstrasse 231 P.O. Box 900 CH 8070 Zurich, Switzerland	2,965.401	8.12%

Common Shares	Central Valley Administrators, Inc. 3115 Ocean Front Walk, Suite 301 Marina del Rey, CA 90292	2,053.958	5.63%

Common Shares	New York Life Insurance Company(4) 51 Madison Avenue New York, NY 10010	2,053.957	5.63%

Interested Director

Common Shares	Howard M. Levkowitz(5)(6)	101.500	0.28%

Independent Directors

Common Shares	M. Christian Mitchell	2.567	0.01%

Common Shares	M. Freddie Reiss	7.702	0.02%

Common Shares	Brian F. Wruble	51.349	0.14%

Executive Officers

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Shares	Mark K. Holdsworth(6)	101.500	0.28%

Common Shares	Paul L. Davis	0.000	0.00%

Executive Officers and Directors as a group

Common Shares		264.618	0.73%

(1)
Trinity Universal Insurance Company owns 2,567.447 shares and United Insurance Company of America owns 2,567.447 shares; each is a subsidiary of Kemper Corporation and each is located at One East Wacker Drive, Tenth Floor, Chicago, IL 60601.

(2)
Special Value Opportunities Feeder Fund ("SVOFF") "passes-through" its votes to its common shareholders and votes all of its interests in the Fund in the same proportion and the same manner as such shareholders vote their shares of SVOFF.

(3)
Massachusetts Mutual Life Insurance Company ("MMLIC"), parent of Babson Capital Management, LLC, owns 3,003.913 shares and C.M. Life Insurance Company, a subsidiary of MMLIC, owns 77.023 shares; each is located at 1295 State Street, Springfield, MA 01111.

(4)
New York Life Insurance Company ("NYLIC") owns 1,540.468 shares and New York Life Insurance Company Private Equity Separate Account No. 39-001 ("SA 39") owns 513.489 shares. SA 39 is an insurance company pooled separate account created by NYLIC and has the same investment manager as NYLIC as to the shares.

(5)	All shares beneficially owned by Mr. Levkowitz are held in the Levkowitz Irrevocable Trust 2012.

(6)	Messrs. Holdsworth and Levkowitz each own 51,349.37 shares of Special Value Opportunities Feeder Fund, or 0.07%; therefore indirectly own an additional $0.01% of the Fund.

Shareholder Communications

Shareholders who want to communicate with the Board or any individual member of the Board should email investor.relations@tennenbaumcapital.com, send a fax to 310-566-1010 or write the Fund to the attention of Elizabeth Greenwood, Secretary and Chief Compliance Officer ("CCO"), 2951 28th Street, Suite 1000 Santa Monica, California 90405. The communication should indicate that you are a Fund shareholder. If the communication is intended for a specific member of the Board and so indicates, it will be sent only to that member of the Board. If a communication does not indicate a specific member of the Board, it will be sent to the Chair of the Fund's Audit Committee and the outside counsel to the members of the Board that are not "interested persons" as defined in the 1940 Act for further distribution as deemed appropriate by such persons.

Additionally, shareholders with complaints or concerns regarding accounting matters may email investor.relations@tennenbaumcapital.com, send a fax to 310-566-1010 or write the Fund to the attention of Elizabeth Greenwood, Secretary and CCO, at 2951 28th Street, Suite 1000 Santa Monica, California 90405. Shareholders who are uncomfortable submitting complaints to Investor Relations or the Fund’s Secretary and CCO, may address letters directly to the Chair of the Audit Committee of the Board that oversees the Fund at 2951 28th Street, Suite 1000 Santa Monica, California 90405. Such letters may be submitted on an anonymous basis.

No Appraisal Rights

Under Delaware law and the Operating Agreement, shareholders will not be entitled to rights of appraisal with respect to the Term Extension Proposal.  Accordingly, to the extent that you withhold consent to or abstain with respect to the Term Extension Proposal, you will not have the right to have a court judicially determine (and you will not receive) the fair value of your Shares under the provisions of Delaware law governing appraisal rights.

Expense of Consent Solicitation

The cost of preparing, printing and mailing the enclosed consent card, accompanying notice and this Consent Solicitation Statement and costs in connection with the solicitation of this action by written consent will be borne by the Fund. Additional out-of-pocket costs, such as legal expenses and auditor fees, incurred in connection with the preparation of this Consent Solicitation Statement, also will be borne by the Fund.  The approximate cost of the consent solicitation is $30,000, and will indirectly be borne by the Fund's current shareholders.

Solicitation may be made by mail, telephone, fax, e-mail or the Internet by officers or employees of TCP, or by dealers and their representatives. Brokerage houses, banks and other fiduciaries may be requested to forward consent solicitation material to their principals to obtain authorization for the execution of consent cards. The Fund will reimburse brokerage firms, custodians, banks and fiduciaries for their expenses in forwarding this Consent Solicitation Statement and consent materials to the beneficial owners of the Shares.  Officers and Directors of the Fund may solicit consents personally and by mail, telephone, fax, e-mail or the Internet. The Fund's portion of the foregoing expenses is not subject to any cap or voluntary agreement to waive fees and/or reimburse expenses that may otherwise apply to the Fund.

Privacy Principles of the Fund

The Fund is committed to maintaining the privacy of shareholders and to safeguarding our non-public personal information.  The following information is provided to help you understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.

Generally, the Fund does not receive any nonpublic personal information relating to its shareholders, although certain nonpublic personal information of shareholders may become available to the Fund.  The Fund does not disclose any nonpublic personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).

The Fund restricts access to nonpublic personal information about its shareholders to its investment advisor's employees with a legitimate business need for the information.  The Fund maintains physical, electronic and procedural safeguards designed to protect the nonpublic personal information of its shareholders.

Please vote promptly by signing and dating each enclosed consent card, and returning it by emailing it to us at investor.relations@tennenbaumcapital.com, faxing it to us at (310) 566-1010 or returning it in the accompanying postage-paid return envelope.

By Order of the Boards,

/s/ Mark K. Holdsworth
Mark K. Holdsworth
Chief Executive Officer of the Fund

January , 2013

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS OF
SPECIAL VALUE OPPORTUNITIES FUND, LLC

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the consent solicitation statement of Special Value Opportunities Fund, LLC (the "Fund") dated January    , 2013, and, without the formality of convening a meeting, does hereby vote via written consent, as designated below, all of the common limited liability company interests of the Fund and Series Z Preferred Shares of the Fund (collectively, the "Shares") held by the undersigned.

PROPOSAL 1: CONSENT TO EXTEND THE TERM OF THE FUND TO JULY 13, 2016

Consent	Withhold Consent	Abstain
☐	☐	☐

PROPOSAL 2: CONSENT TO THE ELECTION OF M. FREDDIE REISS AS DIRECTOR OF THE FUND

Consent	Withhold Consent	Abstain
☐	☐	☐

The Board of Directors of the Fund has approved the Proposals, believe that they are in your best interests and recommend that you "CONSENT" to each Proposal.

Please insert the number of Shares you own and sign exactly as the name or names appear on our advices to you. If the Shares are issued in the names of two or more persons, all such persons should sign the written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, OR IF NO INSTRUCTIONS ARE GIVEN, THE UNDERSIGNED HEREBY CONSENTS TO THE PROPOSALS LISTED ABOVE.

Number of Shares:
Date:
Shareholder Name (printed):
Signature:
Title (if applicable):
Signature of Joint Holder (if held jointly):
Title (if applicable):

IMPORTANT: PLEASE PROMPTLY SIGN, DATE AND RETURN THIS CONSENT CARD BY
EMAILING IT TO US AT INVESTOR.RELATIONS@TENNENBAUMCAPITAL.COM, FAXING IT TO US AT (310) 566-1010 OR
RETURNING IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Schedule A

FORM OF FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF
SPECIAL VALUE OPPORTUNITIES FUND, LLC

This First Amendment (this "Amendment") is entered into as of __________, 2013, (the "Effective Date"), pursuant to Section 10.3(e) of the Second Amended and Restated Operating Agreement of Special Value Opportunities Fund, LLC (the "Fund"), entered into as of July 12, 2004 (the "Agreement"), on behalf of the members of the Company.

Preliminary Statements

A.	Pursuant to Section 4 of the Agreement, the term of the Fund is scheduled to expire on July 13, 2014 (the "Term");

B.
Pursuant to Section 4 of the Agreement, the Term may be extended for up to two one-year extensions if requested by Tennenbaum Capital Partners, LLC (the "Investment Manager") and approved by a majority of the outstanding common limited liability company interests of the Fund and the Series Z Preferred Shares of the Fund (collectively, the "Shares"), voting as a single class;

C.	The Investment Manager has requested two one-year extensions of the Term and the Board of Directors has determined that it is in the best interest of the Fund to extend the Term; and

D.	The holders of a majority of the outstanding Shares, pursuant to a consent solicitation statement dated as of January , 2013, wish to extend the Term;

NOW, THEREFORE, in consideration of the premises hereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, it is agreed as follows:

1.      The Term is hereby extended to the close of business on July 13, 2016.

2.      Each capitalized term set forth in this Amendment shall, unless otherwise defined herein, have the meaning ascribed such term in the Agreement.

3.      Subject to the amendments made herein, the Agreement shall remain in full force and effect.

4.      This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement regarding the matters set forth in this Amendment, binding on all of the Members of the Fund.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned as of the Effective Date.

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:
Name: Elizabeth Greenwood
Title: Secretary